Exhibit 99.1

Ultratech Announces Fourth Quarter and Year-End 2015 Results

Multi-system orders for LSA, AP at the end of 2015 provide momentum into 2016

SAN JOSE, Calif.--(BUSINESS WIRE)--February 4, 2016--Ultratech, Inc. (Nasdaq:UTEK) a leading supplier of lithography, laser-processing and inspection systems used to manufacture semiconductor devices and high-brightness LEDs (HB-LEDs), today announced unaudited results for the three-month and twelve-month periods ended December 31, 2015.

For the fourth quarter of fiscal 2015, Ultratech reported net sales of $28.3 million as compared to $48.3 million during the fourth quarter of fiscal 2014.

On a GAAP basis, Ultratech's net loss for the fourth quarter of 2015 was $8.9 million, or $(0.33) per share, as compared to net loss of $1.6 million, or $(0.06) per share, for the same quarter last year.

On a non-GAAP basis, Ultratech's net loss for the fourth quarter of 2015 was $3.9 million, or $(0.14) per share, as compared to net income of $3.2 million, or $0.11 per share, for the same quarter last year.

Ultratech's net sales for the year ended December 31, 2015 were $149.2 million, as compared to $150.5 million for fiscal 2014.

On a GAAP basis, Ultratech's net loss for the year ended December 31, 2015 was $15.1 million, or $(0.55) per share, as compared to net loss of $19.1 million, or $(0.67) per share, in fiscal 2014.

On a non-GAAP basis, Ultratech's net income for the year ended December 31, 2015 was $3.7 million, or $0.13 per share, as compared to net loss of $1.3 million, or $(0.05) per share, in fiscal 2014.

Arthur W. Zafiropoulo, Chairman and Chief Executive Officer, stated, “Despite a challenging year for the semiconductor industry, Ultratech’s fourth quarter ended on a high note with multi-system orders received for our leading solutions in laser spike annealing and advanced packaging. With these orders shipping in the first quarter we believe we are well-positioned for a more successful year in 2016.”

At December 31, 2015, Ultratech had $251.9 million in cash, cash equivalents and short-term investments. Working capital was $315.4 million and stockholders' equity was $12.89 per share based on 26,522,276 total shares outstanding as of December 31, 2015.

Fourth Quarter 2015 Business Highlights

  In October, Ultratech announced that it had received a large multiple-system order from a leading semiconductor manufacturer for its advanced packaging AP300 lithography systems to be utilized for high-volume, fan-out wafer-level packaging (WLP) applications used to manufacture leading-edge chips. Ultratech began shipping the systems in Q4FY15 to the customer's facility in Taiwan.
  In November, Ultratech introduced the Superfast 4G+ in-line, 3D topography inspection system, whose patented coherent gradient sensing (CGS) technology enables customers to use a single type of wafer inspection tool to measure patterned wafers across the entire fab line at the lowest cost. Ultratech intends to begin shipping the Superfast 4G+ systems in the first quarter of 2016.
  In December, Ultratech received a multiple-system, follow-on order for its LSA101 laser spike anneal systems from a major Asian foundry and expects to begin shipping the LSA systems in the first quarter of 2016.
  As part of Ultratech's continued focus on increasing stockholder value, the Nominating and Corporate Governance Committee is in the process of identifying new directors for Ultratech's Board. The Committee's goal is to appoint one or more new Board members, either be additive to or will replace one or more of Ultratech's current directors and the search is expected to continue over the next few months.

Conference Call Information

The conference call will be broadcast live over the Internet beginning at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time today. To listen to the call, dial 888-359-3624 (toll free) or 719-457-2664 (international) 10 minutes prior to the start time. The passcode is 538174. A live webcast will also be available on the Investor Relations section of Ultratech’s website at http://ir.ultratech.com. A replay of the call will be available at the same location or by dialing 888-203-1112 and entering access code 538174.

Non-GAAP Financial Measures

Ultratech prepares its financial statements in accordance with generally accepted accounting principles (GAAP) for the United States and supplements its GAAP financial results by providing non-GAAP measures to evaluate the operating performance of the company. Ultratech’s presentation of non-GAAP net loss is defined as GAAP net loss excluding the impact of share-based compensation, restructuring, and amortization of purchased intangible assets. Management believes the presentation of these non-GAAP measure provides useful information to both management and investors by enhancing the overall understanding of Ultratech’s core operating performance and enabling the comparison of Ultratech’s results of operations to its historical results operations as well as to the results of operations of its competitors. Ultratech believes excluding share-based compensation enhances the ability of management and investors to evaluate its performance without reference to this expense and to provide an alternate measure for comparing Ultratech’s performance historically and to its competitors. Further, management believes presenting a non-GAAP financial measure that excludes restructuring and amortization of purchased intangible assets provides management and investors an alternate measure to evaluate Ultratech’s performance without reference to charges that it does not believe are reflective of its core operating performance or ongoing operations. A description of the non-GAAP calculations and a reconciliation to comparable GAAP financial measures are provided in the accompanying table entitled “Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss).” Readers are reminded that non-GAAP information is merely a supplement to, and not a replacement for, GAAP financial measures.

Safe Harbor

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can generally be identified by words such as “anticipates,” “expects,” “may,” “remains,” “thinks,” “intends,” “believes,” “estimates,” and similar expressions and include management's current expectation of its longer term prospects for success. These forward-looking statements are based on our current expectations, estimates, assumptions and projections about our business and industry, and the markets and customers we serve, and they are subject to numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. Such risks and uncertainties include the timing and possible delays, deferrals and cancellations of orders by customers; quarterly revenue fluctuations; industry and sector cyclicality, instability and unpredictability; market demand for consumer devices utilizing semiconductors produced by our clients; our ability to manage costs; new product introductions, market acceptance of new products and enhanced versions of our existing products; reliability and technical acceptance of our products; our lengthy sales cycles, and the timing of system installations and acceptances; lengthy and costly development cycles for laser-processing and lithography technologies and applications; competition and consolidation in the markets we serve; improvements, including in cost and technical features, of competitors' products; rapid technological change; pricing pressures and product discounts; our ability to collect receivables; customer and product concentration and lack of product revenue diversification; inventory obsolescence; general economic, financial market and political conditions and other factors outside of our control; domestic and international tax policies; acquisitions, cybersecurity threats in the United States and globally that could impact our industry, customers, and technologies; and other factors described in our SEC reports including our Annual Report on Form 10-K filed for the year ended December 31, 2014. Due to these and other factors, the statements, historical results and percentage relationships set forth herein are not necessarily indicative of the results of operations for any future period. We undertake no obligation to revise or update any forward-looking statements to reflect any event or circumstance that may arise after the date of this release.

About Ultratech: Ultratech, Inc. (Nasdaq: UTEK) designs, builds and markets manufacturing systems for the global technology industry. Founded in 1979, Ultratech serves three core markets: front-end semiconductor, back-end semiconductor, and nanotechnology. The company is the leading supplier of lithography products for bump packaging of integrated circuits and high-brightness LEDs. Ultratech is also the market leader and pioneer of laser spike anneal technology for the production of advanced semiconductor devices. In addition the company offers solutions leveraging its proprietary coherent gradient sensing (CGS) technology to the semiconductor wafer inspection market, and provides atomic layer deposition (ALD) tools to leading research organizations, including academic and industrial institutions. Visit Ultratech online at: www.ultratech.com.

(UTEK-F)

ULTRATECH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended		Twelve Months Ended
	Dec 31,	Dec 31,	Dec 31,	Dec 31,
(In thousands, except per share amounts)	2015	2014	2015	2014
Total net sales*	$28,254	$48,253	$149,176	$150,540
Cost of sales:
Cost of products sold	14,118	25,074	71,159	74,872
Cost of services	3,268	3,051	12,585	12,395
Total cost of sales	17,386	28,125	83,744	87,267
Gross profit	10,868	20,128	65,432	63,273
Operating expenses:
Research, development and engineering	7,935	9,062	32,886	33,590
Selling, general, and administrative	11,682	12,534	46,835	48,746
Restructure of operations	(18)	-	751	-
Operating loss	(8,731)	(1,468)	(15,040)	(19,063)
Interest expense	(10)	(25)	(80)	(35)
Interest and other (expense) income, net	(25)	(75)	442	231

Loss before income taxes	(8,766)	(1,568)	(14,678)	(18,867)
Provision for income taxes	115	60	450	244

Net loss	$(8,881)	$(1,628)	$(15,128)	$(19,111)
Earnings per share - basic:
Net loss	$(0.33)	$(0.06)	$(0.55)	$(0.67)
Number of shares used in per share calculations - basic	26,793	28,231	27,429	28,437
Earnings per share - diluted:
Net loss	$(0.33)	$(0.06)	$(0.55)	$(0.67)
Number of shares used in per share calculations - diluted	26,793	28,231	27,429	28,437

* Systems sales	$21,507	$39,455	$117,093	$114,538
Parts sales	3,914	5,440	18,534	21,631
Service sales	2,733	3,258	13,149	13,973
License sales	100	100	400	398
Total sales	$28,254	$48,253	$149,176	$150,540

ULTRATECH, INC.
RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS)
(UNAUDITED)

	Three Months Ended		Twelve Months Ended
	Dec 31,	Dec 31,	Dec 31,	Dec 31,
(In thousands, except per share amounts)	2015	2014	2015	2014
GAAP net (loss)	$(8,881)	$(1,628)	$(15,128)	$(19,111)
Share-based compensation	3,501	4,440	15,311	16,027
Restructure of operations	(18)	-	751	-
Amortization of purchased intangible assets	423	433	1,707	1,740
Nonrecurring legal expenses	1,088	-	1,088	-
Non-GAAP net (loss) income	$(3,887)	$3,245	$3,729	$(1,344)
Earnings per share - diluted:
As reported	$(0.33)	$(0.06)	$(0.55)	$(0.67)
Add back: per share impact of Non-GAAP adjustments	$0.19	$0.17	$0.68	$0.62
Non-GAAP per share (loss) income	$(0.14)	$0.11	$0.13	$(0.05)

ULTRATECH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	Dec 31,	Dec 31,
(In thousands )	2015	2014*
ASSETS	(Unaudited)

Current assets:
Cash, cash equivalents and short-term investments	$251,901	$269,730
Accounts receivable	28,108	44,217
Inventories, net	65,398	51,859
Prepaid expenses and other current assets	3,862	5,774
Total current assets	349,269	371,580

Equipment and leasehold improvements, net	17,280	20,926
Intangibles assets, net	12,288	13,995
Other assets	10,359	11,017

Total assets	$389,196	$417,518

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Notes payable	$5,120	$5,120
Accounts payable	12,080	12,086
Deferred product and service income	4,499	8,638
Other current liabilities	12,146	11,302
Total current liabilities	33,845	37,146

Other liabilities	13,474	15,252

Stockholders' equity	341,877	365,120

Total liabilities and stockholders' equity	$389,196	$417,518
* The balance sheet as of December 31, 2014 has been derived from the audited financial statements as of that date.

CONTACT:
Ultratech, Inc.
Bruce R. Wright, 408-321-8835
Senior Vice President and CFO
or
Investor Relations Contact:
The Blueshirt Group
Suzanne Schmidt, 415-217-4962
suzanne@blueshirtgroup.com
Melanie Solomon, 415-217-4964
melanie@blueshirtgroup.com